Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statement of Environmental Elements Corporation of our report dated June 1, 2004, with respect to the financial statements and schedule of Environmental Elements Corporation included in the Annual Report on Form 10-K for the year ended March 31, 2004:

Registration Statement Number	Description
333-83416	S-8

/s/    ERNST & YOUNG LLP

Baltimore, Maryland

June 25, 2004